Exhibit 23.2

                       Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 5, 2002, except as to Notes 16 and 20 which are as of December 11, 2002, relating to the financial statements and financial statement schedule of NBTY, Inc. and Subsidiaries, which appear in NBTY, Inc. and Subsidiaries Annual Report on Form 10-K for the year ended September 30, 2002.


PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP
New York, New York
August 12, 2003


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